D-Wave Announces Qubits 2026 Quantum Computing User Conference
Event to showcase D-Wave’s award-winning quantum technology and its ability to solve problems beyond the reach of classical with real-world customer success stories
Company to share latest product roadmap and progress across annealing and gate-model quantum computing, hybrid-quantum solvers and quantum artificial intelligence (AI)
PALO ALTO, Calif. – December 8, 2025 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services, and the world’s first commercial supplier of quantum computers, today announced that its annual Qubits quantum computing user conference will take place January 27 and 28, 2026, in Boca Raton, Florida. Featuring talks from D-Wave’s executives, customers, industry leaders, and scientists, the event will highlight how the company’s energy-efficient annealing quantum computers and hybrid-quantum solvers are delivering measurable impact today. In addition, D-Wave will share its latest technology roadmap for both annealing and gate-model initiatives, underscoring its leadership in delivering commercial-grade superconducting quantum technology and outlining its strategic vision for the future.
“D-Wave continues to set the pace in quantum computing, delivering real impact for customers today while advancing technologies that will define the future,” said Dr. Alan Baratz, CEO of D-Wave. “Qubits 2026 will convene our incredible community of innovators, trailblazers, and problem solvers to showcase how quantum’s promise is starting to transform the world.”
One of the premier quantum computing events of the year, Qubits 2026 will bring together attendees from around the globe to share insights, explore new ideas and discuss the rapidly advancing field of quantum computing. The program includes talks on:
•D-Wave’s development roadmap for scalable annealing, gate-model, and hybrid-quantum computing solutions that outperform classical and drive near and long-term customer value
•Progress in hybrid-quantum technology and its potential as an energy-efficient accelerator for AI workflows
•How customers are using D-WaveTM technology to solve computationally complex problems right now across industrial use cases in manufacturing, supply chain, aerospace, life sciences, and AI
•Government and defense applications, highlighting how quantum can help address mission-critical challenges such as radar detection, resource deployment, and logistics optimization
•The growing role of on-premises quantum computers in modern high-performance computing (HPC) centers
•Specialized technical and business tracks, featuring deep-dive sessions, live demos, and case studies
•Practical guidance for getting started, including how to launch quantum projects today through D-Wave Launch™ program and its professional services team
Notable speakers include representatives from Anduril, AT&T, Davidson Technologies, Lighthouse DIG, North Wales Police, PolarisQB, Q-Alliance, Quantum Coast Capital, TECNALIA, Unissant, Verge, and others.
Experts from leading research institutions such as Florida Atlantic University, Florida State University’s MagLabs, George Mason University, Jülich Supercomputing Centre, the Jožef Stefan Institute and Nanocenter, Los Alamos National Laboratory, TRIUMF and University of Minnesota will also present.
Qubits 2026 will also feature a keynote address from Jeffrey “Skunk” Baxter, a Rock & Roll Hall of Fame musician, former guitarist from Steely Dan and The Doobie Brothers, and longtime defense consultant to the U.S. government, who will share his unique perspective on the intersection of music, technology, and national security innovation.
For those unable to attend in person, D-Wave will offer a free virtual livestream of the first day’s talks.
To register for Qubits 2026 visit: https://www.qubits.com.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our quantum computers — the world’s largest — feature QPUs with sub-second response times and can be deployed on-premises or accessed through our quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our quantum systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially. Such risks include those described under “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. We caution readers not to place undue reliance on forward-looking statements, which reflect our views only as of the date of this release. We undertake no obligation to update such statements, except as required by law.
Media Contact:
D-Wave Quantum Inc.
Alex Daigle
media@dwavesys.com